EXHIBIT 24 (i)

                             Secretary's Certificate


     I, James P. Jones, Vice President, Secretary and General Counsel of Stone & Webster, Incorporated (the "Corporation"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on February 24, 1998, and that such resolution is still in full force and effect:

     RESOLVED - that any report, registration statement or other form filed on behalf of this Corporation pursuant to the Securities Exchange Act of 1934, or any amendment to such report, registration statement or other form, may be signed on behalf of any Director or Officer of this Corporation pursuant to a Power of Attorney executed by such Director or Officer.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation this 30th day of March, 1998.




(Seal)                                   /s/  JAMES P. JONES
                                         ---------------------------------------
                                         James P. Jones
                                         Vice President, Secretary and
                                         General Counsel